                                                              EXHIBIT 99.01

               CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

  I, Michael P. Esposito, Jr., hereby consent to the use, in the Registration Statement on Form S-1 of KBW, Inc., to which this consent is filed as an exhibit included therein, of my name as a person named to become a director of KBW, Inc.

                                          /s/ Michael P. Esposito, Jr.

                                          -----------------------------

                                          Michael P. Esposito, Jr.

Date: April 1, 1999